UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2024, MicroVision, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC (“Craig-Hallum”), who are acting as the sales agents (collectively, the “Agents”). Pursuant to the Sales Agreement, the Company may sell, at its option, shares of its common stock up to an aggregate offering price of $150,000,000 (the “Shares”) through or directly to the Agents. Sales of the Shares made pursuant to the Sales Agreement, if any, will be made under the Company’s automatically effective Registration Statement on Form S-3 filed on June 13, 2023 (File No. 333-272616), as amended by Post-Effective Amendment No. 1 filed on February 29, 2024 and Post-Effective Amendment No. 2 filed on March 1, 2024 and from time to time further amended or supplemented (the “Registration Statement”). Subject to the terms and conditions of the Sales Agreement, the Company may propose that an Agent place Shares pursuant to the terms set forth in a placement notice (an “Agency Transaction”) or offer and sell Shares directly to an Agent, as principal, pursuant to the terms of a separate terms agreement (a “Principal Transaction”). Agents may sell the Shares, if any, in an Agency Transaction only by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly on The Nasdaq Global Market, on any other trading market for the common stock or to or through a market maker. In addition, the Agents may, with the Company’s prior written consent, sell Shares by any other method permitted by law, including negotiated transactions. The Agents will use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Shares in an Agency Transaction in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement.

The Sales Agreement provides that an Agent will be entitled to receive a commission of 3% of the gross proceeds from the sale of the Shares in an Agency Transaction in which the Agent acts as the sales agent. Any commission, discount or other compensation payable to the Agents with respect to a Principal Transaction will be set forth in the applicable terms agreement. Pursuant to the terms of the Sales Agreement, the Company also provided the Agents with customary indemnification and contribution rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement by the Company or by each of the Agents, following delivery of sufficient written notice by the Company or each of the Agents to the other parties.

The Company currently anticipates that the net proceeds from the sale of the securities offered pursuant to the Sales Agreement, if any, will be used to support investments that may be required to scale production capabilities with OEM-approved manufacturing partners, accelerate application specific integrated circuit development, advance the Company’s execution of its go-to market strategy for both of its MAVIN and MOVIA products and for other general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”).

A copy of the opinion of Ropes & Gray LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any sale of such Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

On March 5, 2024, the Company and Craig-Hallum mutually agreed to terminate that certain At-The-Market Issuance Sales Agreement dated August 29, 2023 (the “Craig-Hallum Sales Agreement”) between the Company and Craig-Hallum, as sales agent. The Craig-Hallum Sales Agreement permitted the Company to issue and sell, from time to time, up to an aggregate of $35 million in shares of its common stock, through Craig-Hallum. The termination of the Craig-Hallum Sales Agreement did not result in any penalty to the Company.

Through the termination of the Craig-Hallum Sales Agreement, the Company sold approximately 6.1 million shares of common stock for an aggregate offering price of approximately $16.0 million.

The foregoing description of the Craig-Hallum Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Craig-Hallum Sales Agreement, a copy of which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	At-the-Market Issuance Sales Agreement, dated March 5, 2024, by and among the Company and Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC.
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including those relating to activity under the Sales Agreement; intended use of proceeds; expectations about product features, performance, production and our relationship with commercial partners; as well as statements using words such as “expects,” “believes,” or “intends” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; capital market risks; our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in our SEC reports, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham Vice President, General Counsel & Secretary

Date: March 5, 2024